UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): January 5, 2018

SCHNEIDER NATIONAL, INC.
(Exact Name of Registrant as Specified in Charter)

Wisconsin	001-38054	39-1258315
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
3101 South Packerland Drive
Green Bay, WI 54313
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (920) 592-2000
_____________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 5, 2018, Schneider National, Inc. (the “Company”) announced that Lori A. Lutey, the Company’s Executive Vice President and Chief Financial Officer, will be retiring within the next six months in order to spend more time with family and friends.  Ms. Lutey’s departure from the Company is not due to any dispute or disagreement over the Company’s accounting principles or practices, financial statement disclosures or policies. To assist in an orderly transition, Ms. Lutey will continue to serve in her current role for a transition period expected to run through June 30, 2018, at which time Ms. Lutey’s employment will end. In connection with her upcoming departure, Ms. Lutey entered into a Transition Agreement and Voluntary General Release (the “Agreement”). Under the terms of the Agreement, Ms. Lutey will receive, in exchange for her services during the transition period and her compliance with the other terms of the Agreement, (1) continuation of her current base salary and benefits until the end of the transition period and (2) at the end of the transition period, a gross lump sum payment equal to $600,000.

ITEM 9.01.    Financial Statements and Exhibits.

(d)    Exhibits. The following exhibit is being filed herewith:

Exhibit No.        Description of Exhibit

10.1            Transition Agreement and Voluntary General Release, dated as of January 5, 2018, by and between Lori A. Lutey and Schneider Enterprise Resources, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHNEIDER NATIONAL, INC.

Date: January 5, 2018	By: /s/ Paul J. Kardish
Name: Paul J. Kardish
Title: Executive Vice President, General Counsel and Corporate Secretary